UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  December 4, 2014

(Date of earliest event reported)

AMERICAN CARESOURCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33094	20-0428568
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

(972) 308-6830

(Registrant's telephone number, including area code)

[Not Applicable]

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 4, 2014, American CareSource Holdings, Inc. (the “Company”) entered into a Credit Agreement with Wells Fargo Bank, National Association (“Wells Fargo”), providing for a $6.0 million working capital revolving line of credit (the “Credit Agreement”). The obligation, which is evidenced by a committed revolving line of credit note (the “Note”), has a fluctuating interest rate per annum 1.75% above daily one month LIBOR, as in effect from time to time. The Note matures on June 1, 2016, and all borrowings under the Credit Agreement are due and payable on that date. The obligations under the Credit Agreement and the Note are secured by substantially all the assets of the Company and its subsidiaries. The Credit Agreement includes ordinary and customary covenants related to, among other things, additional debt, further encumbrances, sales of assets, and investments and lending.

Borrowings under the Credit Agreement are also secured by guaranties (the “Guaranties”) provided by John Pappajohn and Mark Oman, who are directors of the Company, and Bruce Rastetter (each a “Guarantor” and collectively, the “Guarantors”).  The Guarantors and the Company have entered into a security and inter-creditor agreement (the “Security and Inter-Creditor Agreement”) in order (i) to grant the Guarantors and the guarantors of the line of credit entered into by the Company on July 30, 2014 a security interest in substantially all the assets of the Company, subordinate to Wells Fargo’s security interest, and (ii) to set forth the respective rights and obligations of all such guarantors in the event of a default under the Credit Agreement or the credit agreement executed in connection with the July 30, 2014 financing.

In consideration of the Guaranties, on December 4, 2014, the Company issued to the Guarantors warrants to purchase an aggregate of 960,000 shares of common stock of the Company at an exercise price of $2.71 per share pursuant to warrant agreements executed in favor of each Guarantor (the “Warrant Agreements”). The warrants vested immediately and are exercisable any time prior to their expiration on December 4, 2019.

The issuance of the warrants was exempt from registration under Rule 506 of Regulation D under the Securities Act of 1933, as amended, or the Securities Act. Each of the Guarantors is an accredited investor as defined in Regulation D, is knowledgeable about, and had access to information about, the Company’s operations and financial condition. The offer and sale of the warrants did not involve any form of general solicitation or general advertising. The warrants and underlying shares were acquired for investment purposes only for each Guarantor’s own account and not with a view towards, or for resale in connection with, the public sale of the warrants or the underlying shares, except pursuant to sales registered or exempted under the Securities Act.

The foregoing description of the Credit Agreement, the Note, the Warrant Agreements, the Security and Inter-Creditor Agreement and the transactions completed in connection therewith does not purport to be complete and is qualified in its entirety by the full text of each agreement. Copies of the Credit Agreement, the Note, the Security and Inter-Creditor Agreement, and the Warrant Agreements are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively, and are incorporated herein by reference.

On December 9, 2014, the Company issued a press release announcing the Credit Agreement and related transactions, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Credit Agreement are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

As described above under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, on December 4, 2014, the Company issued warrants to purchase an aggregate of 960,000 shares of common stock of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 4, 2014 between American CareSource Holdings, Inc. and Wells Fargo Bank, National Association

10.2	Revolving Line of Credit Note, dated December 4, 2014

10.3	Security and Inter-Creditor Agreement, dated December 4, 2014

10.4	Warrant Agreement for John Pappajohn, dated December 4, 2014

10.5	Warrant Agreement for Mark Oman, dated December 4, 2014

10.6	Warrant Agreement for Bruce Rastetter, dated December, 4, 2014

99.1	Press Release dated December 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: December 9, 2014	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of December 4, 2014 between American CareSource Holdings, Inc. and Wells Fargo Bank, National Association

10.2	Revolving Line of Credit Note, dated December 4, 2014

10.3	Security and Inter-Creditor Agreement, dated December 4, 2014

10.4	Warrant Agreement for John Pappajohn, dated December 4, 2014

10.5	Warrant Agreement for Mark Oman, dated December 4, 2014

10.6	Warrant Agreement for Bruce Rastetter, dated December 4, 2014

99.1	Press Release dated December 9, 2014